Exhibit 99.1

NOVAGOLD’s Long-Term Director Igor Levental Passes Away

June 14, 2022 - Vancouver, British Columbia – The Board of Directors of NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) announces with great sadness that Mr. Igor Levental, a long-tenured director of the Company, passed away suddenly and unexpectedly on June 10, 2022. Mr. Levental served as an independent director of the Company since 2010 and over the past twelve years shared his extensive knowledge of the mining industry and brought a unique perspective to NOVAGOLD’s Board of Directors and its Committees. Mr. Levental was instrumental in the reorganization of the Company in 2012. His distinguished international mining career spanned more than 30 years, where he held numerous board roles and senior roles earlier in his career with major mining companies such as Homestake Mining Company and International Corona Corporation. At the time of his passing, Mr. Levental served as President of The Electrum Group.

Dr. Thomas Kaplan, NOVAGOLD’s Chairman, wrote a special tribute titled “Onwards and Upwards: A Tribute to a Cherished Friend, Igor Levental” (https://www.novagold.com/_resources/tribute-igor-levental.pdf) and here are a few excerpts:

“His tragic loss is a crushing blow, not just for his family and friends but a vast array of colleagues within the North American gold mining industry — and indeed the industry itself. His breadth of knowledge and colossal frame of reference, the deep well of respect, affection, and loyalty that he both enjoyed and shared, and an abiding passion for his craft rendered him among the last of a certain breed of mining experts.

Of course, Igor — or Misha, my own customary term of affection for him — was so much more than that. In a world that often seems plagued by “Life diminishers”, Igor was the antidote. In fact, he embodied what the art historian Bernard Berenson would refer to as a “Life enhancer”. A man of so many parts and all of them charming, Igor was wonderful company, always fun, curious, and vividly appreciating life — his as well as yours.

His generosity of spirit was legendary, and profound was the contribution he made to our lives. To us all, he was a wise confidant, an energetic leader, a patient mentor, a devoted collaborator, and a teammate of the highest integrity. Igor was a core member of our family. He will be missed as dearly as he was loved and loved us all.

Every single day, he stood in the front line of our band of brothers and sisters. I invoke the NOVAGOLD journey because our collective pride in this story has been so meaningful to me personally, as well as to him, an unsung hero of a project that we so love.”

From all of us at NOVAGOLD, we would like to thank the late Mr. Levental for his invaluable contributions during his tenure. Our deepest condolences to his family, wife Jessica Levental, sons Casey, Misha and his wife Evan, and Igor’s father Mr. Genady Levental.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of its 50 percent-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the Measured and Indicated Mineral Resource categories, inclusive of Proven and Probable Mineral Reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne in the Measured and Indicated Resource categories on a 100 percent basis),1 Donlin Gold is regarded to be one of the largest, highest-grade, and most prospective known open-pit gold deposits in the world.

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1 Donlin Gold data as per the 2021 Technical Report and the S-K 1300 Report, as defined below. Donlin Gold Measured Resources of approximately 8 Mt grading 2.52 g/t and Indicated Resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of Mineral Reserves, 50% of which are attributable to NOVAGOLD. Mineral Resources have been estimated in accordance with NI 43-101.ADD SK 1300 Of the foregoing, 50% is attributable to NOVAGOLD.

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According to the 2021 Technical Report and the S-K 1300 Report, once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100 percent basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers three kilometers of an approximately eight-kilometer-long gold-bearing trend. Current activities at Donlin Gold are focused on State permitting, optimization work, community outreach, and workforce development in preparation for the eventual construction and operation of this project. With a strong balance sheet, NOVAGOLD is well-positioned to fund its share of permitting and optimization advancement efforts at the Donlin Gold project.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit
Manager, Communications

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the Company’s ability to execute on and meet the targets of its sustainability goals; the completion of the Company’s comprehensive tailings management plan; the impact of change in domestic and international environmental policies, regulations and permitting requirements on the Company and its operations; the outcome of the Company’s aquatic habitat restoration plan; the success of the Company’s community engagement; the anticipated timing of certain judicial and/or administrative decisions; the timing and potential for an updated feasibility on the project; our goals for the remainder of 2022; ongoing support provided to key stakeholders including Native Corporation partners; the potential impact of the COVID-19 pandemic on the development of Donlin Gold; the potential development and construction of Donlin Gold; the sufficiency of funds to continue to advance development of Donlin Gold; perceived merit of properties; mineral reserve and mineral resource estimates; Donlin Gold’s ability to secure the permits needed to construct and operate the Donlin Gold project in a timely manner, if at all; legal challenges to Donlin Gold’s existing permits; the Donlin Gold LLC Board approval to advance Donlin Gold up the value chain; the success of the strategic mine plan for Donlin Gold.  In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made.

Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; the coronavirus global pandemic (COVID-19); uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between Barrick and NOVAGOLD for the continued exploration, development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether a positive construction decision will be made regarding Donlin Gold; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC's website at www.sec.gov, or at www.sedar.com. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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